AMENDMENT NO. 1 TO
LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of June 10, 2016 by and among Impac Mortgage Holdings, Inc., a Maryland corporation (“Holdings”), Impac Mortgage Corp., a California corporation (“IMC”), Impac Warehouse Lending, Inc., a California corporation (“IWLI”), and Integrated Real Estate Service Corp., a Maryland corporation (“IRES”, and together with Holdings, IMC and IWLI, collectively and individually, “Borrowers” or “Borrower”), and Macquarie Alpine Inc., a Delaware corporation (the “Lender”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture or the Loan Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers and the Lender entered into that certain Loan Agreement, dated as of June 19, 2015 (the “Loan Agreement”);

WHEREAS, each of the Borrowers and the Lender desires to amend the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Amendment hereby agree as follows:

Section 1.01. Amendments to the Loan Agreement.
(a) Clause (a) of the definition of “Borrowing Base” is hereby amended and restated as follows:

(a) 50% of the Warehouse Equity Amount as of such Determination Date; provided, however, that the portion of the Borrowing Base attributable to this clause (a) shall not be permitted to exceed $15,000,000 on any Determination Date;

(b) Clause (b) of the definition of “Borrowing Base” is hereby amended and restated as follows:

(b) subject to the provisions of Section 4.1(d) hereof, 50% of the MSR Market Value with respect to all MSRs as of such Determination Date; provided, however, that the portion of the Borrowing Base attributable to MSRs not subject to an Agency Acknowledgement on any Determination Date shall not be permitted to exceed $5,000,000;

(c) Clause (f) of the definition of “Borrowing Base” is hereby amended and restated as follows:

(f) 95% of the amount of any cash Collateral on such Determination Date; provided, however, that the portion of the Borrowing Base attributable to this clause (f) shall not be permitted to exceed $15,000,000 for any Determination Date;

(d) Clause (ii) of Section 2.1(a) is hereby amended and restated as follows:

(ii)Principal of the Term Loan, together with all accrued but unpaid interest, shall be due and payable in full on June 16, 2017 (the “Maturity Date”) or upon the earlier maturity hereof, whether by acceleration, payment or otherwise; provided, however, that at Lender’s sole discretion, the Maturity Date may be extended for successive additional six (6) month periods upon written request from Borrowers delivered no fewer than 30 days prior to the expiration of the then applicable Maturity Date (any new Maturity Date hereunder shall also be referred to as the “Maturity Date”).  In no event shall the Maturity Date extend beyond March 18, 2018;

(e) The first sentence of Clause (iv) of Section 2.1(a) is hereby amended and restated as follows:

(iv)Borrowers may from time to time prepay all or a portion of the amounts outstanding under the Term Loan without penalty or premium; provided, however, that (a) with respect to any prepayments made on or prior to September 15, 2016, (other than those made as a result of a Borrowing Base Deficiency), Borrowers shall pay to Lender a prepayment premium in an amount equal to 1.0% of the amount or principal so prepaid, and (b) with respect to any prepayments made after September 15, 2016, but on or prior to December 15, 2016 (other than those made as a result of a Borrowing Base Deficiency), Borrowers shall pay to Lender a prepayment premium in an amount equal to 0.50% of the amount or principal so prepaid.

(f) Section 11.3(c) is hereby amended and restated as follows:

(c)Except after the occurrence and during the continuation of an Event of Default, Lender may not assign Lender’s rights and obligations hereunder and under the other Loan Documents to a non-Affiliate without the prior written approval of Borrowers, which consent may not be unreasonably withheld.

Section 2.01. Effectiveness of this Amendment No. 1.  This Amendment shall become effective on the date hereof upon the Lender’s receipt of (i) executed signature pages hereto from all parties hereto and (ii) a non-refundable extension fee of $100,000, which fee shall be fully earned when paid.

Section 3.01. Limited Effect; Amendment Part of the Loan Agreement.  Except as expressly changed by this Amendment, the Loan Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the parties shall not operate to otherwise change any of their respective rights, powers or privileges under the Loan Agreement. This Amendment shall form a part of the Loan Agreement for all purposes.

Section 4.01. Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Loan Agreement, the provisions of this Amendment shall control.

Section 5.01. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original.
Section 6.01. Governing Law. The internal law of the State of New York will govern and be used to construe this Amendment.

Section 7.01. Separability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, but this Amendment shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

IMPAC MORTGAGE HOLDINGS, INC., as a Borrower

By:/S/ William Ashmore
Name: William Ashmore
Title: President

IMPAC MORTGAGE CORP., as a Borrower

By:/S/ William Ashmore
Name: William Ashmore
Title: President

IMPAC WAREHOUSE LENDING, INC., as a Borrower

By:/S/ William Ashmore
Name: William Ashmore
Title: President

INTEGRATED REAL ESTATE SERVICE CORP., as a Borrower

By:/S/ William Ashmore
Name: William Ashmore
Title: President

MACQUARIE ALPINE INC. , as Lender

By:/S/ Manuel Lastra
Name: Manuel Lastra CFA
Title: Senior Vice President

Signature Page to
Amendment No. 1